Morgan Stanley Variable Investment Series - Strategist
Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  General Electric Capital Corp.
3.100% due 1/9/2023
Purchase/Trade Date:	  1/3/2013
Offering Price of Shares: $99.812
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $70,000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Fund's Total Assets: 0.22
Brokers: Barclays Capital Inc., Citigroup Global Markets
Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner
& Smith Incorporated, Morgan Stanley & Co. LLC,
Blaylock Robert Van, LLC, CastleOak Securities, L.P.,
Lebenthal & Co., LLC, Mischler Financial Group, Inc.,
Samuel A. Ramirez & Company, Inc., The Williams
Capital Group, L.P.
Purchased from:  Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO

Securities Purchased:	Conagra Foods Inc. 3.200% due
1/25/2023
Purchase/Trade Date:	  1/15/2013
Offering Price of Shares: $99.754
Total Amount of Offering: $1,225,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.002
Percentage of Fund's Total Assets: 0.08
Brokers: RBS, Bof A Merrill Lynch, JP Morgan, US
Bancorp, Wells Fargo Securities, BNP Paribas, Mitsubishi
UFJ Securities, Mizuho Securities
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Zoetis Inc. 3.250% due 2/1/2023
Purchase/Trade Date:	  1/16/2013
Offering Price of Shares: $99.890
Total Amount of Offering: $1,350,000,000
Amount Purchased by Fund: $6000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Fund's Total Assets: 0.19
Brokers: JP Morgan, BofA Merrill Lynch, Morgan Stanley,
Barclays, HSBC, Loop Capital Markets, RBC Capital
Markets, The Williams Capital Group, L.P., UBS
Investment Bank, Lebenthal Capital Markets, Piper Jaffray,
Ramirez & Co., Inc.
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Wells Fargo & Co. 3.450% due
2/13/2023
Purchase/Trade Date:	  2/6/2013
Offering Price of Shares: $99.941
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $40,000
Percentage of Offering Purchased by Fund: 0.002
Percentage of Fund's Total Assets: 0.13
Brokers: Wells Fargo Securities, LLC, Citigroup Global
Markets Inc., Credit Suisse Securities (USA) LLC,
Goldman, Sachs & Co., JP Morgan Securities LLC,
Morgan Stanley & Co. LLC, Barclays Capital Inc., BB&T
Capital Markets, Capital One Southcoast Inc., CastleOak
Securities, LP, CIBC World Markets Corp., Comerica
Securities, Inc., Deutsche Bank Securities, HSBC
Securities (USA) Inc., Loop Capital Markets LLC, Merrill
Lynch, Pierce, Fenner & Smith, National Bank of Canada
Financial Inc., RBC Capital Markets, LLC, Samuel A.
Ramirez & Company, Inc., Santander Investment Securities
Inc., TD Securities  (USA) LLC, UBS Securities LLC, The
Williams Capital Group LP.
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Arrow Electronics, Inc. 4.500% due
3/1/2023
Purchase/Trade Date:	  2/12/2013
Offering Price of Shares: $99.202
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $20,000
Percentage of Offering Purchased by Fund: 0.007
Percentage of Fund's Total Assets: 0.06
Brokers: BofA Merrill Lynch, JP Morgan, Goldman, Sachs
& Co., BNP Paribas, Wells Fargo Securities, HSBC,
Mitsubishi UFJ Securities, Mizuho Securities, RBS,
Scotiabank
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Cardinal Health Inc. 3.200% due
3/15/2023
Purchase/Trade Date:	  2/19/2013
Offering Price of Shares: $99.793
Total Amount of Offering: $550,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.05
Brokers: Merrill Lynch, Deutsche Bank Securities, UBS
Investment Bank, Barclays, Morgan Stanley, HSBC,
Mitsubishi UFJ Securities, Wells Fargo
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Freeport-McMoRan Copper & Gold
Inc. 2.375% due 3/15/2018
Purchase/Trade Date:	  2/28/2013
Offering Price of Shares: $99.990
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $40,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.13
Brokers: JP Morgan Securities, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, BNP Paribas Securities
Corp., Citigroup Global Markets Inc., HSBC Securities
(USA), Inc., Mizuho Securities USA Inc., Scotia Capital
(USA) Inc, SMBC Nikko Capital Markets Limited, BMO
Capital Markets Corp., CIBC World Markets Corp., RBC
Capital Markets, LLC, Santander Investment Securities
Inc., Standard Chartered Bank, TD Securities (USA) LLC,
US Bancorp Investments, Inc.
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 McKesson Corporation 2.850% due
3/15/2023
Purchase/Trade Date:	  3/5/2013
Offering Price of Shares: $99.878
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Fund's Total Assets: 0.05
Brokers: BofA Merrill Lynch, JP Morgan, Mitsubishi UFJ
Securities, Scotiabank, Fifth Third, PNC Capital Markets
LLC, Rabo Securities, Wells Fargo Securities, HSBC,
Lloyds Securities, TD Securities, US Bancorp
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Allergan Inc. 2.800% due 3/15/2023
Purchase/Trade Date:	  3/7/2013
Offering Price of Shares: $99.714
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $20000
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets: 0.07
Brokers: Goldman, Sachs & Co., BofA Merrill Lynch,
Citigroup, JP Morgan, Morgan Stanley, Wells Fargo
Securities
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Discovery Communications LLC
3.250% due 4/1/2023
Purchase/Trade Date:	  3/12/2013
Offering Price of Shares: $99.838
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.007
Percentage of Fund's Total Assets: 0.08
Brokers: JP Morgan, BofA Merrill Lynch, Credit Suisse,
Citigroup, RBS, BNP Paribas, Morgan Stanley, RBC
Capital Markets, Scotiabank, Credit Agricole CIB,
Goldman, Sachs & Co., SunTrust Robinson Humphrey,
Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Glaxosmithkline Capital PLC
2.800% due 3/18/2023
Purchase/Trade Date:	  3/13/2013
Offering Price of Shares: $98.992
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $60,000
Percentage of Offering Purchased by Fund: 0.005
Percentage of Fund's Total Assets: 0.20
Brokers: Deutsche Bank Securities, Goldman, Sachs & Co.,
JP Morgan, UBS Investment Bank, Barclays, Citigroup,
Credit Suisse, HSBC, Mizuho Securities, Morgan Stanley,
RBS , Standard Chartered Bank
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Goldcorp Inc. 3.700% due
3/15/2023
Purchase/Trade Date:	  3/13/2013
Offering Price of Shares: $99.431
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.005
Percentage of Fund's Total Assets: 0.16
Brokers: BofA Merrill Lynch, HSBC, Morgan Stanley,
Citigroup, JP Morgan, BMO Capital Markets, CIBC, RBC
Capital Markets, Scotiabank, TD Securities, Goldman,
Sachs & Co., Mitsubishi UFJ Securities, RBS, SMBC
Nikko
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Wesfarmers Ltd. 1.874% due
3/20/2018
Purchase/Trade Date:	  3/13/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.08
Brokers: Barclays, Goldman, Sachs & Co., JP Morgan
Securities LLC, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Deutsche Bank Trust Company Americas,
Mitsubishi UFJ Securities, Mizuho Securities, Scotiabank,
SMBC Nikko
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO

Securities Purchased:	 Medtronic Inc. 1.375% due
4/1/2018
Purchase/Trade Date:	  3/19/2013
Offering Price of Shares: $99.850
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund:  0.008
Percentage of Fund's Total Assets: 0.25
Brokers: Barclays, Deutsche Bank Securities, Goldman,
Sachs & Co., JP Morgan, Morgan Stanley, BofA Merrill
Lynch, Citigroup, HSBC, RBS, UBS Investment Bank,
Mizuho Securities, US Bancorp, Wells Fargo Securities
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.